Exhibit 10.1

MERCANTILE BANKSHARES CORPORATION

STOCK RETAINER AND DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

INTRODUCTION

The Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors (the “Plan”) was approved by the Board of Directors of Mercantile Bankshares Corporation (the “Sponsor”) on March 8, 2005, and shall become effective on the date of the 2005 annual meeting of the stockholders of the Sponsor, subject to its approval by such stockholders at such annual meeting.  It is intended that the Plan meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) and any regulations, rulings and notices published thereunder and the Plan shall be administered and interpreted accordingly.

1.             Purpose

The purpose of the Plan is to promote the interests of the Sponsor and its stockholders by increasing the proprietary interests of non-employee directors of the Sponsor and Affiliates (as defined below) in the growth and performance of the Sponsor by awarding to non-employee directors of the Sponsor an annual stock retainer in addition to their annual cash retainer and by enabling non-employee directors to defer receipt of the annual stock retainer, annual cash retainer and other cash compensation otherwise payable for services as a director by so electing in accordance with the provisions of the Plan.

2.             Definitions

Under the Plan, except where the context indicates otherwise, the following definitions apply:

(a)           “Account” shall mean a bookkeeping reserve account established and maintained for each Participant pursuant to Section 6(a) for purposes of determining the amount payable to the Participant pursuant to Section 7.

(b)           “Affiliate” shall mean any corporation in which the Sponsor owns directly or indirectly at least eighty percent (80%) of the outstanding voting stock.

(c)           “Annual Cash Retainer” shall mean the annual cash retainer as established from time to time by the Corporation and payable to Directors for their services as members of the Board and/or as chairpersons of committees of the Board of the Corporation for any calendar year.  The Annual Cash Retainer may be reduced in proportion to any period of time in a calendar year during which a Director has not served as a member of the Board and/or chairperson of a committee of the Board, as applicable, of the Corporation.

(d)           “Annual Stock Retainer” shall mean an annual stock award of 500 shares of Common Stock that shall be made as of June 1, 2005 and each January 1 thereafter while this Plan is in effect to Directors of the Sponsor who are members of the Board of Sponsor on such dates.  In lieu of such stock award for the calendar year in which a Director is initially elected to the Sponsor’s Board, the new Director will receive a one-time award of 500 shares of Common Stock on the thirty-first day after being elected to the Board which for all purposes herein shall be treated the same as an Annual Stock Retainer.

(e)           “Beneficiary” shall mean the person(s) entitled, pursuant to Section 7(e) of the Plan, to receive payments under the Plan at and after the death of the Participant, including the person(s) designated by the Participant, the Participant’s estate or the estate of a deceased Beneficiary, all as more particularly described in Section 7(e).

(f)            “Board of Directors” or “Board” shall mean the Board of Directors of the Sponsor or an Affiliate, as the case may be.

(g)           “Code”  shall mean the Internal Revenue Code of 1986, as amended.

(h)           “Corporation” shall mean Mercantile Bankshares Corporation and any Affiliate and any successor thereto by merger, consolidation or otherwise.

(i)            “Committee” shall mean the committee appointed by the Board of Directors of the Sponsor pursuant to Section 3 to administer the Plan, as the committee may be constituted from time to time, or, in lieu thereof, the Board of Directors of the Sponsor.

(j)            “Common Stock” shall mean shares of the Sponsor’s authorized and issued common stock, par value of Two Dollars ($2.00) per share.

(k)           “Deferral Agreement” shall mean a written agreement, in the form established from time to time by the Committee, executed by the Participant and delivered to the Committee, on which the Participant specifies his or her elections pursuant to Sections 5 and 7.

(l)            “Deferred Compensation” shall mean the portion of each Annual Cash Retainer, Annual Stock Retainer and other cash compensation payment which would have been payable to the Participant in his or her capacity as a Director while participating in the Plan and which portion the Director has elected to defer under the terms of an election pursuant to Sections 5 and 7.

(m)          “Director” shall mean a member of the Board of Directors of the Sponsor or any Affiliate who is not an officer of the Sponsor or any Affiliate.

(n)           “Elected Amount”  shall mean the portion of the Undeferred Annual Cash Retainer that a Participant elects under Section 5(d) to receive in the form of shares of Common Stock.

(o)           “Election Date” shall mean, as to each calendar year, the date of the regularly scheduled December meeting of the Sponsor’s Board; if no such meeting is held, the Election Date shall be December 10 of such calendar year.

(p)           “Fair Market Value” of a share of Common Stock on a particular date under the Plan shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; provided, however, that the determination of Fair Market Value shall be made by the Committee in good faith in accordance with the Code.  If, as the case may be, the particular date for which Fair Market Value need be established under the Plan is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Stock Market, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are closed.

(q)           “Frozen Plan” shall mean the Mercantile Bankshares Corporation and Participating Affiliates Unfunded Deferred Compensation Plan.

(r)            “Participant” shall mean a Director of a Corporation.

(s)           “Phantom Stock Credits” shall mean those amounts credited to the Participant’s Account pursuant to Section 6(c), where each such Phantom Stock Credit is equivalent to the Fair Market Value of one share of Common Stock, but the crediting of which does not transfer any of the attributes of ownership of a share of Common Stock to the Participant.

(t)            “Plan” shall mean the Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan For Non-Employee Directors, as described herein and as amended from time to time.

(u)           “Sponsor” shall mean Mercantile Bankshares Corporation, a Maryland corporation.

(v)           “Undeferred Annual Cash Retainer”  shall mean all or any portion of the Annual Cash Retainer which was eligible to be deferred, but shall not have been deferred pursuant to a Deferral Agreement under the Plan or the Frozen Plan.

(w)          “Valuation Date” shall mean the last business day of March, June, September and December.

3.             Administration

The Plan shall be administered by the Board of Directors of the Sponsor.  In the alternative, the Board of Directors of the Sponsor may appoint a Committee that is composed solely of two or more Non-Employee Directors, as that term is defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, to administer the Plan on behalf of the Board of Directors of the Sponsor, subject to such terms and conditions as the Board of Directors of the Sponsor may prescribe.  The Committee shall have the authority, in its sole and absolute discretion, to interpret the Plan and adopt, amend, or rescind such rules and procedures for carrying out the Plan, and to take all other action necessary or advisable for the implementation and administration of the Plan, as the Committee may deem appropriate.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors of the Sponsor.  From time to time, the Board of Directors of the Sponsor may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.  In the event that the Board of Directors of the Sponsor is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board of Directors of the Sponsor.

4.             Eligibility; Shares Subject to the Plan

(a)           Eligibility.

All Directors of a Corporation are eligible to participate in the Plan.

(b)           Shares Subject to Plan.

Subject to adjustment as provided in Section 6(e), an aggregate of four hundred forty-five thousand (445,000) shares of Common Stock shall be available for issuance under the Plan.

5.             Participant Elections

(a)           Deferral Elections.

(i)  Except as otherwise provided below, any Director who first becomes eligible to participate in the Plan in a calendar year may elect to defer all or any portion of the Annual Cash Retainer, Annual Stock Retainer and other cash compensation earned in his or her capacity as a Director during such calendar year and after such election is made by filing a Deferral Agreement to that effect with the Committee within thirty (30) days after first becoming eligible to participate.  If a Deferral Agreement is not received by the Committee within such thirty (30)-day period, the Director may only elect to defer receipt under the Plan of the Annual Cash Retainer, Annual Stock Retainer and other cash compensation as of January 1 of the subsequent calendar year or January 1 of any later calendar year and shall make such election by filing a Deferral Agreement to that effect with the Committee by December 31 of the calendar year immediately preceding the calendar year during which the election is to take effect.

(ii) Unless otherwise withdrawn by the Participant as provided below, a Deferral Agreement shall continue to apply to the Annual Cash Retainer, Annual Stock Retainer and other cash compensation received in subsequent calendar years until the end of the calendar year in which that person ceases to be an eligible Director.  A Participant who ceases to be an eligible Director shall, nevertheless, remain an inactive Participant hereunder and shall remain bound by all applicable provisions of the Plan until such time as his or her Account shall be fully distributed.

(iii)  Amounts deferred from the Annual Cash Retainer and other cash compensation by a Participant pursuant to a deferral election applicable to calendar year 2005 under the Frozen Plan shall be transferred to and administered in accordance with this Plan.  The method of payment under this Plan for such transferred amounts shall be the method elected by such Participant in a Deferral Agreement filed under this Plan on or before December 31, 2005 (or such later time as may be permitted under Section 409A of the Code), specifying the form of payment; in the absence of such an election the method provided in section 7(f) of this Plan shall govern.  With respect to Directors who were eligible to participate under the Frozen Plan as of the effective date of this Plan, the amount of the deferral election under the Frozen Plan for calendar year 2005 shall continue to govern with respect to the deferral of the Annual Cash Retainer and other cash compensation for calendar year 2005 and no change to such election for calendar year 2005 shall be permitted under this Plan or otherwise.

(iv)          Deferral elections shall not be permitted with respect to the Annual Stock Retainer payable in calendar year 2005.

(b)           Deferral Agreements.

(i)  Each Deferral Agreement shall specify the percentage of the Annual Cash Retainer, Annual Stock Retainer and other cash compensation payable to the Director, the receipt of which the Director elects to defer pursuant to the Plan.

(ii)  All Deferral Agreements shall be effective prospectively and only with respect to amounts earned by the eligible Director subsequent to the date each such Deferral Agreement is received by the Committee.

(iii)  A Deferral Agreement shall remain in effect with respect to compensation earned by the Director in subsequent calendar years until a revised Deferral Agreement is filed with the Committee that modifies any elections in effect under the current Deferral Agreement on file with the Committee.  Any such modifications to current elections shall be effective as of January 1 of the calendar year immediately following the calendar year in which the revised Deferral Agreement is received by the Committee.  An election to defer all or any part of a Director’s compensation shall be irrevocable with respect to the calendar year to which such deferral election applies.

(c)           Termination or Withdrawal of Participation. A Director’s termination of active participation or termination of election to defer shall not cause acceleration or modification of the periodic method of payment elected by the Director pursuant to Section 7 with respect to the balance of the Director’s Account accrued as of the effective date of such termination (or with respect to any dividend equivalent Phantom Stock Credits credited to such Account thereafter and before the entire balance of such Account has been distributed).

(d)           Elections to Receive Stock.  Each person who is a Director of the Sponsor on an Election Date in any calendar year shall have the right to elect, within a ten-day period ending on the Election Date, to have all or a portion of such Director’s Undeferred Annual Cash Retainer paid in the form of Common Stock in lieu of cash, provided that the Elected Amount shall not be less than $3,000.  The number of shares of such Common Stock shall equal such Elected Amount divided by the Fair Market Value of a share of Common Stock on the Election Date.  Such Elected Amount and the number of shares of Common Stock so issuable shall be adjusted by a reduction if and to the extent necessary to avoid issuance of any fractional shares.  The shares shall be deemed issued at the close of business on the Election Date and certificates therefore shall be delivered as soon as practicable thereafter.  All such shares shall be 100% vested upon issuance.  Any election by a Director to receive Common Stock under this Section 5(d) shall be made by the execution by the Participant and delivery to the Committee of a form established by the Committee from time to time for such purpose.

(e)           Payment of Annual Stock Retainer.  Any shares of Common Stock payable with respect to an Annual Stock Retainer which were not deferred under a Deferral Agreement pursuant to the provisions above shall be issued to the respective Director at the close of business on the date the Annual Stock Retainer is payable and certificates therefore shall be delivered as soon as practicable thereafter to such Director.  All such shares shall be 100% vested upon issuance.

6.             Deferred Compensation Accounts

(a)           Accounts, In General.  After the effective date of any deferral election properly filed with the Committee by a Director, the Sponsor shall establish an Account on its books in the name of the Director, which Account shall be credited or debited, as the case may be, with Deferred Compensation and/or Phantom Stock Credits as described below, and payments pursuant to Section 7.  Each such Account shall consist of such subaccounts as are necessary or desirable to the Committee for the convenient administration of the Plan.  The Account and any subaccounts established thereunder shall be bookkeeping reserve accounts only and shall not require segregation of any funds of the Sponsor or an Affiliate or provide any Participant with any rights to any assets of the Sponsor or an Affiliate, except, to the extent applicable, as a general creditor thereof.  Neither a Participant nor a Participant’s Beneficiary shall have any right to receive payment of any amount credited to the Participant’s Account except as expressly provided in Section 7.

(b)           Vesting.  Each Participant shall be at all times fully vested in and have a nonforfeitable right to the aggregate amount credited to the Participant’s Account.

(c)           Deferred Compensation and Phantom Stock Credits.

(i)  All Deferred Compensation deferred by a Participant under the Plan shall be credited to the Participant’s Account as of the applicable Valuation Date in the form of Phantom Stock Credits.

(ii)  The number of such Phantom Stock Credits to be credited to each Participant’s Account from deferral of all or a portion of the Annual Stock Retainer shall be the number of shares of Common Stock deferred and shall be credited as of the date the Annual Stock Retainer would otherwise be paid.  The number of such Phantom Stock Credits to be credited to each Participant’s Account as of any Valuation Date from all other Deferred Compensation shall be determined by dividing (A) the aggregate dollar amount of such other Deferred Compensation that otherwise would have been payable to the Participant during the calendar quarter ending on such Valuation Date absent the Participant’s election to defer such amount pursuant to the Plan, by (B) the Fair Market Value of one share of Common Stock on such Valuation Date.  Phantom Stock Credits shall be added to the Phantom Stock Credits previously credited to the Participant’s Account and may be credited to such Account in whole or fractional units as applicable.

(d)           Dividend Equivalents.  As of each Valuation Date, each Participant’s Account that has a balance of Phantom Stock Credits shall be credited with dividend equivalent Phantom Stock Credits determined by dividing (i) the aggregate dividends that the Participant would have received during the calendar quarter ending on such Valuation Date if the Participant were the owner of record throughout such calendar quarter of a number of whole shares of Common Stock equal to the number of whole Phantom Stock Credits credited to such Participant’s Account as of such Valuation Date (but prior to the crediting of any Deferred Compensation on such Valuation Date), by (ii) the Fair Market Value of one share of Common Stock on such Valuation Date.  Dividend equivalent Phantom Stock Credits shall be added to the Phantom Stock Credits previously credited to the Participant’s Account and may be credited to such Account in whole or fractional units as applicable.

(e)           Adjustments.  The Committee shall adjust the Phantom Stock Credits credited to each Participant’s Account and the number of shares of Common Stock authorized to be issued under the Plan, as appropriate, to reflect any stock dividend, stock split, combination of shares, merger, share exchange, consolidation or any other change in the corporate structure or shares of the Sponsor.

7.             Distributions of Deferred Compensation Accounts

(a)           Phantom Stock Credits may be redeemed only for whole shares of Common Stock in accordance with the provisions of the Plan.  No fractional shares of Common Stock shall be distributable under the Plan.

(b)           Each Participant shall elect, in his or her first Deferral Agreement properly filed under the Plan, the method of payment of distributions of the Participant’s Account.  The method of payment elected in a Deferral Agreement shall remain in effect with respect to deferrals under the Plan in subsequent calendar years until a revised Deferral Agreement is filed with the Committee that modifies the method of payment election in effect under the current Deferral Agreement on file with the Committee.  Any such modifications to the method of payment election shall be effective as to deferrals under the Plan on or after January 1 of the calendar year immediately following the year in which the revised Deferral Agreement is received by the Committee. An election as to method of payment shall be irrevocable with respect to the deferrals in the calendar year to which such method of payment election applies. A Participant may elect to receive distributions in a number of substantially equal annual or quarterly installments (which shall include dividend equivalent Phantom Stock Credits) not to exceed ten (10) if the installment payments are to be made annually, and not to exceed forty (40) if the installment payments are to be made quarterly.  If a Participant elects to receive distributions in annual installments, the first installment payment shall be made during the first calendar quarter of the calendar year immediately following the calendar year in which the Participant ceases to be a Director, and shall be based on the value of the Participant’s Account as of the Valuation Date occurring in the last calendar quarter of the calendar year in which the Participant ceases to be a Director.  If a Participant elects to receive distributions in quarterly installments, the first installment payment shall be made during the first calendar quarter immediately following the calendar quarter in which the Participant ceases to be a Director, and shall be based on the value of the Participant’s Account as of the Valuation Date occurring in the calendar quarter in which the Participant ceases to be a Director.  Amounts held for installment payments shall continue to be credited with dividend equivalent Phantom Stock Credits.  Subsequent installments shall be made during each succeeding calendar quarter, if installment payments are to be made quarterly, or during the first calendar quarter of each succeeding calendar year, if installment payments are to be made annually, until the entire balance of such Participant’s Account due to that Participant has been paid.  All distributions shall be based on the value of or the number of Phantom Stock Credits allocated to the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(c)           The Committee shall in all events make a single lump sum payment, notwithstanding the periodic method elected by the Participant, if the balance of the Participant’s Account at the time of commencement of benefits is less than Fifty Thousand Dollars ($50,000).  The distribution shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(d)           In the event a Participant ceases to be a Director and becomes employed by any governmental agency that has jurisdiction over the activities of the Sponsor or an Affiliate (all as determined by the Committee), the entire unpaid balance of all of such Participant’s Account shall be paid immediately, in a single lump sum payment, without regard to the timing of distributions elected pursuant to Section 7(b), subject to Section 409A of the Code.  The distribution shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(e)           If a Participant dies before full payment is made of such Participant’s Account, the unpaid balance of such Account shall be paid to the surviving Beneficiary designated in writing by the Participant, on a form established from time to time by the Committee for such purpose and delivered to the Committee, in one lump sum payment.  The filing of a designation of Beneficiary shall be deemed automatically to revoke any previously filed Beneficiary designation.  If (i) no designation shall be in effect, or (ii) no designated Beneficiary survives the Participant, or (iii) the designated Beneficiary is the Participant’s estate, then the unpaid balance at the Participant’s death shall be paid to the estate of the Participant in one lump sum payment.  Payment to the Participant’s estate or

Beneficiary shall be made during the calendar quarter immediately following the calendar quarter in which the Participant dies.  All distributions shall be based on the value of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

(f)            In the event a Participant failed to timely elect the method of payment in a Deferral Agreement properly filed under the Plan for the deferrals for a calendar year, the balance of the Participant’s Account attributable to the deferrals for such calendar year shall be paid in a single lump sum payment during the calendar quarter immediately following the calendar quarter in which the Participant ceases to be a Director.  The distribution shall be based on the value of that portion of the Participant’s Account as of the Valuation Date immediately preceding such distribution.

8.             Assignment and Payments Upon Incapacity

(a)           No right of any Participant or Beneficiary in the Plan to receipt of a Participant’s Account shall be assignable or subject to anticipation, encumbrance, sale, pledge, alienation, execution, levy, attachment, charge or any other form of transfer or encumbrance of any nature whatsoever except that a Participant may name a Beneficiary in respect of the rights of the Participant in the event of such Participant’s death.  Upon the occurrence of any event deemed by the Corporation to be in violation, attempted violation or to evidence any danger of violation of the prohibition on transfers and encumbrances described in this Section 8(a), all as determined by the Committee, the Corporation may refuse to honor such transfer or encumbrance and make payment, when due, to anyone else deemed by the Corporation to be a natural object of the bounty of the Participant or Beneficiary to whom such withheld payments would otherwise have been made.

(b)           If the Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine.  Any such payment shall be a complete discharge of the liabilities of the Corporation to make such payment to the Participant.

9.             Amendment or Discontinuance of Plan

(a)           Except as provided in Section 9(d), the Board of Directors of the Sponsor shall be vested with the sole power to amend the Plan, subject to applicable law including without limitation Code Section 409A and stock exchange requirements, at any time and in any manner (whether in toto or with respect to an individual Participant) in such respects as the Board of Directors of the Sponsor may deem advisable by an instrument in writing, which amendment shall be binding on all parties, subject to the principles contained in Section 9(c).  If required by any applicable stock exchange or any statute, rule or regulation including without limitation Section 16(b) of the Securities Exchange Act of 1934, amendment by the Board shall be subject to approval by the stockholders of the Sponsor.  Notice of any such amendment shall be provided to all Participants and to each Corporation promptly.

(b)           The Board of Directors of the Sponsor may, by resolution, discontinue the participation of any Affiliate in the Plan.  Notice of such discontinuance shall be provided to the Committee and each affected Participant promptly.

(c)           Notwithstanding the foregoing, but subject to Section 9(d), no amendment or discontinuance of the Plan shall affect Participant’s deferral elections for the calendar year of such amendment or termination, Participants’ rights to receive distributions of their Accounts and/or the timing of such distributions attributable to fees deferred (including dividend equivalent Phantom Stock Credits) prior to the effective date of such amendment or discontinuance, except to the extent permitted by Code Section 409A.

(d)           The Board of Directors of the Sponsor reserves the right to terminate its sponsorship of the Plan, by resolution adopted by a majority of its entire Board of Directors, provided that at least thirty (30) days advance written notice is provided to each other Corporation.  Any such termination shall not affect Participants’ deferral elections for the calendar year of termination, rights to receive distributions of their Accounts and/or the timing of such distributions attributable to fees and Common Stock deferred (including dividend equivalent Phantom Stock Credits) prior to the end of the calendar year in which occurs such termination, except to the extent permitted by Code Section 409A.  Notwithstanding the above or the other provisions of the Plan, the Board of Directors of the Sponsor reserves the right to terminate the Plan and provide for the cessation of all deferral elections and the distribution of all Accounts hereunder within 12 months of a “Change in Control” as such term is defined for purposes of Code Section 409A and any regulations, rulings or notices thereunder including without limitation IRS Notice 2005-1.

10.          Plan Not Funded

(a)           The Accounts under Plan are not funded.  Neither the Sponsor nor any Affiliate shall be required to reserve, or otherwise set aside, physically or legally, any funds for the payment of any obligations with respect to Accounts established hereunder.  Benefits payable hereunder shall be paid out of the general assets of the Sponsor or an Affiliate and shall not be secured by any form of trust, escrow, evidence of indebtedness or otherwise.  No person having rights under the Plan shall be deemed to have any property interest, legal or equitable, in any specific asset of the Sponsor or any Affiliate or any Common Stock of the Sponsor, and, to the extent that any person acquires any right to receive payments under the Plan, such right shall be no greater than, nor shall it have preference or priority over, the rights of any unsecured general creditor of the Sponsor or any Affiliate.

(b)           A Corporation shall have the right, but shall not be required, to segregate funds in its financial records equal to the aggregate Accounts of its Directors, and to invest such funds or to direct the investment of such funds in order to produce an income return, but such funds and the earnings thereon shall remain solely as an asset of the Corporation.

11.          Copies of Plan Available

Copies of the Plan and any and all amendments thereto shall be provided to all Participants and made available to all members of the Board of Directors and Participants during normal business hours at the office of the General Counsel of the Sponsor.

12.          Application of Plan

The Plan embodies the terms and conditions of an unfunded deferred compensation plan of the Sponsor and participating Affiliates, for the benefit of their respective Directors, which shall be governed by this instrument and referred to as the “Plan.”

13.          Common Directors

In the event that a Director serves on the Board of Directors of more than one Corporation, the Director must execute a separate election form as to each Corporation for which the Director desires to have Deferred Compensation.

14.          Binding on Successors

In the event that the Corporation (or any entity resulting from any merger or consolidation referred to in this Section 14 or which shall be a purchaser or transferee so referred to) shall at any time be merged or consolidated into or with any other entity or entities or in the event that substantially all of the assets of the Corporation or any such entity shall be sold or otherwise transferred to another entity, the provisions of the Plan shall be binding upon and shall inure to the benefit of the continuing entity in (or the entity resulting from) such merger or consolidation or the entity to which such assets shall be sold or transferred.  Except as provided in the preceding sentence, the Plan shall not be assignable by a Corporation or by any entity referred to in this Section 14.  The obligations and rights of a Participant under the Plan shall not be assignable, but, in the event of the Participant’s death, such obligations and rights shall be binding upon and inure to the benefit of such Participant’s heirs, executors or administrators.

15.          Continuation as Director

The Plan or the payment of any benefits hereunder shall not be construed as giving to any Director any right to be retained as a member of the Board of Directors of any Corporation.

16.          Participation by Members of Committee

No member of the Committee shall be precluded from becoming a Participant in the Plan; however, such member shall not be entitled to vote or act upon matters, or sign any documents, relating specifically to such member’s own participation under the Plan, except when such matters or documents relate to benefits and administrative matters generally.  If this disqualification results in the lack of a quorum, then the Sponsor’s Board of

Directors shall appoint a sufficient number of temporary members of the Committee who shall serve for the sole purpose of determining such a question.

17.          Hardship Withdrawals

For an “unforeseeable emergency” beyond the Participant’s control, and which would cause the Participant severe financial hardship if early withdrawal were not permitted, such Participant may apply to the Committee for withdrawals from the Plan prior to termination of the Participant’s service as a Director of the Corporation; provided, however, that no early withdrawals shall be permitted with respect to any Participant while such Participant is a Director of the Sponsor.  If such application for withdrawal is approved by the Committee, the withdrawal will be effective at the later of the dates specified in the Participant’s application or the date of approval by the Committee.  The Committee shall direct the Sponsor to pay such amount in shares of Common Stock attributable to the balance in such Participant’s Account (determined as of the Valuation Date immediately preceding such distribution) up to the amount necessary to meet the financial emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  The term “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, or such other circumstances as may be permitted under Section 409A of the Code.

18.          Claims Procedure

Any claim for benefits or payments under the Plan by Participants or Beneficiaries shall be made in writing and delivered to the Committee at the principal office of the Sponsor.  If the Participant or Beneficiary believes he or she has been denied any benefits or payments under the Plan, either in total or in an amount less than the full benefit or payment the claimant would normally be entitled to receive, the Committee shall advise the claimant in writing of the amount of the benefit, or payment; if any, and the specific reasons for the denial.  The Committee shall also furnish the claimant at that time with a written notice containing:

(a)           A specific reference to pertinent provisions of the Plan.

(b)           A description of any additional material or information necessary for the claimant to perfect this claim, if possible, and an explanation of why such material or information is needed.

(c)           An explanation of the following claim review procedure.

Within sixty (60) days of receipt of the information described above, the claimant shall, if further review is desired, file a written request for reconsideration with the

Committee.  So long as the claimant’s request for review is pending (including such sixty (60) day period), the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee.

A final and binding decision shall be made by the Committee within sixty (60) days of the filing by the claimant of the request for reconsideration; provided, however, that if the Committee, in its discretion, feels that a hearing with the claimant or his or her representative present is necessary or desirable, this period shall be extended an additional sixty (60) days.

The decision by the Committee shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent provisions of the Plan on which the decision is based.

The Committee shall use ordinary care and diligence in the performance of its duties.  The Committee shall be entitled to rely conclusively, and shall be fully protected in any action or omission taken by it in good faith reliance, upon the advice or opinions of any persons, firms or agents retained by it, including, but not limited to, accountants, actuaries, counsel and other specialists.  Nothing contained herein shall preclude any Corporation from indemnifying any member of the Committee for all actions under the Plan, or from purchasing liability insurance to protect such persons serving thereon with respect to their duties pursuant to the Plan.

19.          Governing Law

Except to the extent preempted by applicable Federal laws, the Plan shall be construed according to the laws of the State of Maryland, other than its conflict of laws principles, and so as to comply with any applicable securities exchange rules or regulations.

IN WITNESS WHEREOF, the duly authorized officers of Mercantile Bankshares Corporation have signed and sealed this Plan on behalf of Mercantile Bankshares Corporation as of the           day of                         , 2005.

ATTEST:	MERCANTILE BANKSHARES CORPORATION

Secretary	President

[SEAL]